Exhibit 99.1

Adeona Executes Agreement to Acquire Hartlab, a Chicago-Area CLIA-Certified Clinical Lab

Acquisition Intended to Complete June 30, 2009

ANN ARBOR, MI--(MARKET WIRE)—June 1, 2009 -- Adeona Pharmaceuticals, Inc. (AMEX:AEN - News), a specialty pharmaceutical company dedicated to the awareness, diagnosis, prevention and treatment of subclinical zinc deficiency and chronic copper toxicity in the mature population, today announced that it has entered into an agreement to acquire Hartlab LLC, an independent Chicago-area CLIA-certified clinical laboratory ("Hartlab").

On April 16, 2009 Adeona announced its agreement to potentially acquire Colwell Clinical Laboratories located in Santa Ana, California for a purchase price of $825,000.  The closing date for such acquisition was intended to be May 31, 2009.  Adeona has been exploring the potential integration of operations between the two companies while also evaluating other opportunities.  On the basis of more favorable logistics relative to Adeona’s Ann Arbor location and cost, Adeona has determined to permit the Colwell acquisition agreement to expire and on May 30, 2009 instead entered into an agreement to acquire Hartlab, a Chicago-area CLIA certified clinical laboratory for a cash purchase price of $280,000.  The transaction is expected to close on or before June 30, 2009.

Founded in 2006 and located in Bolingbrook, Illinois, Hartlab can serve the same-day clinical laboratory needs of physicians that care for the approximately 9 million residents of the greater Chicago area and can currently provide next-day clinical laboratory services to physicians in most states other than California, New York and Florida.

Hartlab is a licensed Medicare and Medicaid provider, and accepts insurance from most third party reimbursers as well as private payers.

Adeona intends Hartlab to remain independent but to assist Hartlab in expanding its offering of services to include a suite of high precision and proprietary assays and diagnostic panels useful for the diagnosis, prevention and treatment of conditions that involve metal dyshomeostasis. Adeona believes that, if operated as planned, Hartlab may satisfy an unmet physician need for a clinical laboratory dedicated and competent in such areas.

Steve H. Kanzer, CPA, JD, Chairman and CEO of Adeona, stated, "While we look forward to the opportunity to potentially enter the substantial California market in the future, at the present time, we determined that Hartlab’s proximity to Ann Arbor and access to the greater Chicago market would be better suited to the management of our current metal dyshomeostasis clinical diagnostic service launch plans."

During 2007 and 2008, Adeona sponsored and conducted an IRB-approved, prospective, observational, blinded clinical trial enrolling 90 subjects, 30 with Alzheimer's disease (AD), 30 with Parkinson's disease (PD) and 30 age-matched normal subjects. The purpose of the study

Exhibit 99.1

was to evaluate serum markers of copper status and compare these results across the three groups of patients. The results of our study indicate highly statistically significant differences in serum markers of copper status between Alzheimer’s and normal subjects. We believe that the differences observed suggest that Alzheimer's patients have impaired protection from chronic copper toxicity, which may contribute to the progression of their disease. The results from this study also appear to indicate a subclinical zinc deficiency in Alzheimer’s subjects. Results from the study also indicate that it may be useful to screen the existing Parkinson's disease population for signs of Wilson's disease, an effort that Adeona hopes to promote and accomplish through Hartlab. Adeona and its HealthMine subsidiary intend to announce the results from this study in the first half of next month and launch a panel of metal dyshomeostasis diagnostic products and services thereafter.

The Proposed Acquisition

The acquisition is expected to be completed on or before June 30, 2009 and is subject to satisfactory due diligence on the part of Adeona. Adeona has paid a non-refundable deposit of $14,000 and will pay an additional $266,000 at closing on or before June 30, 2009 in exchange for all of the issued and outstanding membership interests of Hartlab.  Adeona intends to maintain the operations and employees of Hartlab and is also requiring that the current owner/founder enter into a consulting agreement to assist in the transition and operation of the company for a period of time.

About Adeona Pharmaceuticals, Inc.

Adeona Pharmaceuticals, Inc. (AMEX:AEN - News) is a specialty pharmaceutical company dedicated to the awareness, diagnosis, prevention and treatment of subclinical zinc deficiency and chronic copper toxicity in the mature population. Adeona believes that such conditions may contribute to the progression of debilitating degenerative diseases, including, Dry Age-Related Macular Degeneration (Dry AMD), Alzheimer's disease (AD) and mild cognitive impairment (MCI) in susceptible persons. Adeona is also developing a number of late-stage clinical drug candidates for the treatment of rheumatoid arthritis and multiple sclerosis. For further information, please visit www.adeonapharma.com.

About HealthMine, Inc.

HealthMine, Inc., a subsidiary of Adeona Pharmaceuticals Inc., is a health education communication and information resource company dedicated to raising awareness of subclinical zinc deficiency and the risks of chronic copper toxicity in the mature population. HeathMine currently hosts two Web 2.0 websites, www.healthmine.com and the recently launched www.copperproof.com, a new informational website dedicated to increasing awareness of the potential health effects of chronic copper toxicity, especially in the mature population. By visiting www.copperproof.com, users can view a brief informational video, review relevant literature, obtain a sensitive test card to test their tap water for copper and, should they wish to participate in HealthMine's CopperProof National Tap Water Survey, share their levels of copper in tap water and geographically compare such levels to those of others. Since 2003, an increasing body of research continues to implicate chronic copper exposure as a potential factor that may contribute to the progression of diseases of the mature population, especially Alzheimer's disease.

Exhibit 99.1

This release includes forward-looking statements on Adeona's current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding designing additional clinical trials for oral dnaJP1, Zinthionein, flupirtine, or Trimesta. Adeona is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, a failure of Adeona's product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company's products or to comply with ongoing regulatory requirements, regulatory limitations relating to the company's ability to promote or commercialize its products for awareness, prevention, diagnosis or treatment of subclinical zinc deficiency and chronic copper toxicity, a lack of acceptance of Adeona's product candidates in the marketplace, a failure of the company to become or remain profitable, that we will continue to meet the continued listing requirements of the American Stock Exchange (which, unlike other exchanges, does not require us to maintain any minimum bid price with respect our stock but does require us to maintain a minimum of $4 million in stockholders' equity during the current year, for example), our inability to obtain the capital necessary to fund the company's research and development activities, a loss of any of the company's key scientists or management personnel, and other factors described in Adeona's report on Form 10-K for the year ended December 31, 2008 and any other filings with the SEC. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law. Readers are urged to read to the Form 8-K and exhibits thereto associated with this press release and transaction and are urged to consider the risk that Adeona may not elect to complete the acquisition of Hartlab as described.

For Further Information Contact:

 Steve H. Kanzer, CPA, JD
 Chairman and CEO
 Adeona Pharmaceuticals, Inc.
 (734) 332-7800 x39